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Exhibit 99.1

TransMontaigne Inc. Announces Proposed Sale of $200 Million,
Seven-Year Senior Subordinated Notes

        Denver, Colorado, May 14, 2003—TransMontaigne Inc. (AMEX: TMG) today announced that it intends to offer $200 million of senior subordinated notes for sale in a private placement, subject to market and other conditions. The offering will be made only to qualified institutional buyers in accordance with Rule 144A and in offshore transactions in reliance on Regulation S under the Securities Act of 1933, as amended. The offering is expected to close during May 2003.

        TransMontaigne intends to use the net proceeds of the offering to repay senior debt.

        This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The securities to be offered will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

FORWARD-LOOKING STATEMENTS

        This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although TransMontaigne believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

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TransMontaigne Inc. Announces Proposed Sale of $200 Million, Seven-Year Senior Subordinated Notes